UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2015

Sophiris Bio Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1258 Prospect Street, La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-777-1760

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

The 2015 Annual General Meeting of Shareholders (the “Annual Meeting”) of Sophiris Bio Inc. (the “Company”) was held on May 27, 2015. As of April 6, 2015, the record date for the Annual Meeting, 16,844,736 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by shareholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s shareholders elected the six persons listed below as directors, each to serve until the Company’s 2016 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Lars Ekman, Ph.D., M.D.	3,162,540	53,863	6,786,566
John (Jack) Geltosky, Ph.D.	3,185,560	30,843	6,786,566
Jim Heppell	3,158,723	57,680	6,786,566
Gerald T. Proehl	3,185,560	30,843	6,786,566
Joseph L.Turner	3,194,351	22,052	6,786,566
Randall E. Woods	3,164,992	51,411	6,786,566

Proposal 2. Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,753,949	-	249,020	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

May 28, 2015	By:	/s/ Peter Slover
Name: Peter Slover
Title: Chief Financial Officer